UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

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[ ] Preliminary Proxy Statement

[] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[] Definitive Proxy Statement

[X]Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

LEGG MASON PARTNERS EQUITY TRUST (Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]No fee required.

[] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)Title of each class of securities to which transaction applies:

2)Aggregate number of securities to which transaction applies:

3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)Proposed maximum aggregate value of transaction:

5)Total fee paid:

[ ] Fee paid previously with preliminary materials.

[] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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DB3/ 203402258.1

SHAREHOLDERS IN CLEARBRIDGE LARGE CAP VALUE FUND

IMPORTANT NOTICE:

Please exercise your right to vote as soon as possible!

Dear Shareholder:

We recently sent you proxy materials concerning important proposals to approve new agreements between your Legg Mason"sponsored fund(s) and its investment manager and subadviser(s).

For fund operations to continue uninterrupted, shareholders are asked to vote to approve the new agreements. They will be identical to the current agreements, except for the dates of execution, effectiveness and termination.

This letter was sent because there is an addendum to the information that was listed in the proxy statement. Please see reverse side.

YOUR FUND BOARD(S) UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS

YOUR VOTE IS VERY IMPORTANT

VOTING NOW HELPS MINIMIZE PROXY COSTS, AVOIDS UNNECESSARY COMMUNICATIONS AND

ELIMINATES PHONE CALLS TO SHAREHOLDERS

Please vote using one of these options:

1. VOTE ONLINE

Log on to the website or scan the QR code shown on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the on"screen instructions.

2. VOTE BY TOUCH"TONE TELEPHONE

Call the toll"free number listed on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the recorded instructions.

3. VOTE BY MAIL

Complete, sign and date the proxy card and then return it in the enclosed postage paid envelope.

The proxy materials we sent contain important information regarding proposals you and other shareholders are being asked to consider. Please read the materials carefully. If you have questions regarding the proposals, or need assistance with voting, please call Computershare Fund Services, the funds' proxy solicitor, toll free at 1-866-963-5819.

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.

CBLCV2020

Legg Mason Partners Equity Trust

Addendum to Proxy Statement

The following supplements the description of the management fee of ClearBridge Large Cap Value Fund on page C-2 of the Fund's Proxy Statement dated April 16, 2020. Other references in the Proxy Statement to the Fund's management fee, including the performance fee component, remain unchanged.

Fund	Manager	Date of	Date Last	Date Last	Management Fee
		Current	Submitted	Approved	(as a percentage of average daily net
		Management	for	by	assets unless noted otherwise)
		Agreement	Shareholder	Directors/
			Approval	Trustees

ClearBridge	LMPFA	4/13/2007	4/13/20071	11/6/2019	The Fund will pay the Manager
Large Cap					quarterly a fee consisting of a base fee
Value Fund					as computed below (the "Base Fee")
plus a performance adjustment.
The Base Fee shall be calculated as
follows:
0.650% of assets up to and including
$350 million; 0.550% of assets over
$350 million and up to and including
$500 million; 0.525% of assets over
$500 million and up to and including
$750 million; 0.500% of assets over
$750 million and up to and including
$1 billion; and 0.450% of assets over
$1 billion*

1Approved by sole initial shareholder prior to public offering of the Fund.

*The Base Fee shall be calculated using the daily net assets averaged over the most recent quarter. For each percentage point by which the Fund's investment performance exceeds or is exceeded by the investment record of the Standard & Poor's Composite Index of 500 Stocks (the "S&P 500 Index") over the one year period ending on the last day of each calendar quarter, the Base Fee will be adjusted upward or downward by the product of (i) 1/4 of 0.01% multiplied by (ii) the Fund's average daily net assets for the one year period ending on the last day of each calendar quarter. If the amount by which the Fund outperforms or underperforms the S&P 500 Index is not a whole percentage point, a pro rata adjustment shall be made. However, there will be no performance adjustment unless the Fund's investment performance exceeds or is exceeded by the investment record of the S&P 500 Index by at least one percentage point over the same period. The maximum quarterly adjustment is 1/4 of 0.10%, which would occur if the Fund's performance exceeds or is exceeded by the S&P 500 Index by ten or more percentage points.

CBLCV2020